REGISTRATION NO. 333-36244


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
        (Exact name of registrant as specified in governing instruments)

                                    Delaware
                            (State of Incorporation)

                                   41-1808858
                     (I.R.S. Employer Identification Number)

                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437

                                 (612) 832-7000

   (Address and telephone number of Registrant's principal executive offices)

                        Christopher J. Nordeen, President
                Residential Funding Mortgage Securities II, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437

                                 (612) 832-7000

            (Name, address and telephone number of agent for service)



                                       Copies to:


                                Robert L. Schwartz, Esq.
                                GMAC Mortgage Corporation
                                3031 West Grand Boulevard
                                Detroit, Michigan 48232

   Stephen S. Kudenholdt, Esq.          Katherine I. Crost, Esq.            Robert C. Wipperman, Esq.
   Paul D. Tvetenstrand, Esq.        Orrick, Herrington & Sutcliffe         Stroock & Stroock & Lavan
     Thacher Proffitt & Wood                666 Fifth Avenue                     180 Maiden Lane
     Two World Trade Center           New York, New York 10103-0001         New York, New York 10038
    New York, New York 10048


     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                                    CALCULATION OF REGISTRATION FEE

                                                      Proposed           Proposed
                                                      Maximum             Maximum
                                    Amount            Offering           Aggregate           Amount of
 Title of Securities Being     to be Registered        Price             Offering           Registration
        Registered                   (1)            Per Unit (2)         Price (2)            Fee (1)
____________________________________________________________________________________________________________

Home Equity Loan Pass-Through   $5,000,000,000          100%          $4,999,000,000         $1,319,736
Certificates and Asset-Backed
Notes (Issuable in Series)
===========================  ==================== ================  =================== ====================

(1) $538,233,846.57 aggregate principal amount of securities registered by the Registrant under Registration Statement No. 333-77561 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule
429. All registration fees in connection with such unsold amount of securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $5,538,233,846.57. In addition, the registration fee in connection with the $1,000,000.00 aggregate principal amount of Home Equity Loan Pass-Through Certificates and Asset- Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on May 4, 2000.

(2)     Estimated solely for the purpose of calculating the registration fee.


                           __________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-77561 previously filed by the Registrant. This Registration Statement which relates to $5,538,233,846.57 aggregate principal amount of securities, constitutes Post-Effective Amendment No. 2 to Registration Statement 333-77561.


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                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus relating to Home Equity Loan Pass- Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan Pass-Through Certificates and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes.


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